Exhibit 99.1

LaBranche & Co Inc.
Jeffrey A. McCutcheon
Senior Vice President & Chief Financial Officer
(212) 820-6220

FOR IMMEDIATE RELEASE

LaBranche & Co Inc. Reports Third Quarter 2010 Results

NEW YORK, October 19, 2010 – LaBranche & Co Inc. (NYSE: LAB) (the “Company”) today reported financial results for the third quarter ended September 30, 2010. The Company reported an after-tax net loss of $10.5 million, or $0.25 per share, for the 2010 third quarter. This compares to an after-tax net loss of $8.9 million, or $0.17 per share, for the 2009 third quarter.

On a pro-forma basis, the Company reported a net loss from continuing operations for the third quarter of 2010 of $10.5 million, or $0.25 per share, compared to pro-forma net loss from continuing operations of $11.4 million, or $0.21 per share, for the third quarter of 2009.

The Company reported an after-tax net loss of $24.2 million, or $0.54 per share, for the nine months ended September 30, 2010, which includes an after-tax charge of $4.3 million related to the redemption in February 2010 of all its remaining outstanding 11% Senior Notes due 2012. This compares to an after-tax net loss of $25.3 million, or $0.45 per share, for the nine months ended September 30, 2009, which includes after-tax income of $0.5 million related to the redemption of a portion of the Company’s outstanding 11% Senior Notes due 2012.

On a pro-forma basis, the Company reported an after-tax net loss from continuing operations for the nine months ended September 30, 2010 of $23.5 million, or $0.52 per share, compared to an after-tax pro-forma net loss from continuing operations of $38.1 million, or $0.68 per share, for the nine months ended September 30, 2009. These pro-forma results exclude the expense and income, respectively, on early extinguishment of debt in the related periods as well as discontinued operations relating to the disposition of the Company’s former Designated Market Maker business.

The negative results reported for the third quarter of 2010 are primarily attributable to losses in the Company’s equity options market-making division and losses in its institutional brokerage business. During the third quarter of 2010, the Company stopped offering execution services in leveraged loan and fixed income products in its institutional brokerage business. The Company also made personnel changes and continued to reduce the equity options positions in its options market making business that generated a substantial portion of the losses in the third quarter.

In October 2010, FINRA approved a proposed merger of LaBranche Structured Products, LLC (“LSP”) and LaBranche Financial Services, LLC (“LFS”) into one combined entity. The Company expects to consummate the merger in the fourth quarter of 2010. The surviving entity in the merger will change its name to LaBranche Capital, LLC. The Company believes that this merger will enable it to more efficiently deploy its resources by aggregating the capital of LSP and LFS into one firm and by enabling the Company to continue to reduce additional redundancies and expenses.

In the third quarter of 2010, the Company continued its efforts to substantially cut overhead and other operational costs, such as employee compensation, communication and inventory financing costs. The Company believes that these cost-cutting measures will better align our cost structure with our continuing operations.

The loss per share reported above for the Company’s 2010 three-month and nine-month periods was significantly affected by the Company’s repurchases, net of issuances, of approximately 12.3 million shares of its outstanding common stock since September 30, 2009. Following these repurchases, the Company had approximately 41.3 million shares of common stock outstanding as of September 30, 2010 versus 53.6 million shares outstanding as of September 30, 2009. As of September 30, 2010, the Company had approximately $52.6 million available for repurchase under its board-authorized repurchase plan.

The Company is the parent of LaBranche Structured Holdings, Inc., whose subsidiaries are market-makers in options, exchange-traded funds and futures on various exchanges domestically and internationally and LaBranche Financial Services, LLC, which provides securities execution and brokerage services to institutional investors.

Certain statements contained in this release, including without limitation, statements containing the words “believes”, “intends”, “expects”, “anticipates”, and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that any such forward-looking statements are not guarantees of future performance, and since such statements involve risks and uncertainties, the actual results and performance of the Company and the industry may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The Company also disclaims any obligation to update its view of any such risks or uncertainties or to publicly announce the result of any revisions to the forward-looking statements made in this release.

TABLES TO FOLLOW

LaBranche & Co Inc.

Condensed Consolidated Statements of Operations

(all data in thousands, except per share data)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010	2009 (1)	2010	2009 (1)
REVENUES:
Net gain (loss) on trading	$(3,784)	$11,863	$17,361	$16,303
Commissions and other fees	$2,095	7,222	11,081	22,961
Other	$429	727	2,198	5,194

Total revenues	(1,260)	19,812	30,640	44,458

Interest expense:
Debt	$—	5,388	2,639	16,445
Inventory financing	$2,316	5,269	11,581	16,359

Total interest expense	2,316	10,657	14,220	32,804

Revenues, net of interest expense	(3,576)	9,155	16,420	11,654

EXPENSES:
Employee compensation and related benefits	5,413	11,164	21,966	27,958
Exchange, clearing, brokerage and license fees	2,950	9,521	13,209	25,433
Depreciation and amortization	479	1,025	1,451	2,948
Early extinguishment of debt	—	—	7,192	(762)
Other	5,416	6,591	17,903	19,867

Total expenses	14,258	28,301	61,721	75,444

Loss from continuing operations before benefit for income taxes	(17,834)	(19,146)	(45,301)	(63,790)
Benefit for income taxes	(7,385)	(7,720)	(17,480)	(26,196)

Loss from continuing operations	(10,449)	(11,426)	(27,821)	(37,594)

Discontinued operations:
Income (loss) from operations of discontinued unit	—	4,123	(365)	19,583
Provision (benefit) for income taxes	—	1,597	(4,019)	7,323

Income from discontinued operations	—	2,526	3,654	12,260

Net (loss)	$(10,449)	$(8,900)	$(24,167)	$(25,334)

Weighted-average common shares outstanding:
Basic	42,082	53,638	44,409	55,790
Diluted	42,082	53,638	44,409	55,790
Basic net (loss) income per common share:
Continuing operations	$(0.25)	$(0.21)	$(0.62)	$(0.67)
Discontinued operations (1)	$—	$0.04	$0.08	$0.22

Total operations	$(0.25)	$(0.17)	$(0.54)	$(0.45)
Diluted net (loss) income per common share:
Continuing operations	$(0.25)	$(0.21)	$(0.62)	$(0.67)
Discontinued operations (1)	$—	$0.04	$0.08	$0.22

Total operations	$(0.25)	$(0.17)	$(0.54)	$(0.45)

(1)	In accordance with Financial Accounting Standards Board Accounting Standards the results of the DMM business have been reclassified as a discontinued operation for all periods presented.

LaBranche & Co Inc.

Condensed Consolidated Statements of Financial Condition

(all data in thousands)

	As of
	September 30, 2010	December 31, 2009
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$83,557	$186,737
Cash and securities segregated under federal regulations	1,727	1,727
Receivable from brokers, dealers and clearing organizations	225,571	70,270
Receivable from customers	—	42,790
Financial instruments owned, at fair value	1,092,525	3,308,210
Office equipment and leasehold improvements, at cost, less accumulated depreciation and amortization of $10,221 and $9,736, respectively	10,435	11,680
Held for sale	—	32,748
Deferred tax assets	38,915	25,457
Income tax receivable	2,083	12,208
Other assets	8,811	17,808

Total assets	$1,463,624	$3,709,635

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Payable to brokers, dealers and clearing organizations	$183,590	$615,245
Payable to customers	34	43,515
Financial instruments sold, but not yet purchased, at fair value	1,018,046	2,497,674
Accrued compensation	3,695	9,431
Accounts payable and other accrued expenses	7,739	17,526
Other liabilities	2,681	12,945
Income tax payable	2	1,968
Held for sale	—	749
Short-term debt	—	189,323

Total liabilities	1,215,787	3,388,376

Total stockholders’ equity	247,837	321,259

Total liabilities and stockholders’ equity	$1,463,624	$3,709,635

LaBranche & Co Inc.

Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures

(all data in thousands, except per share data)

(unaudited)

In evaluating the Company’s financial performance, management reviews results from continuing operations excluding non-operating items. Pro-forma earnings per share is a non-GAAP (generally accepted accounting principles) performance measure, but the Company believes that it is useful to assist investors in gaining an understanding of the trends and operating results for our continuing business. Pro-forma earnings per share should be viewed in addition to, and not in lieu of, the Company’s reported results under U.S. GAAP.

Commencing in the first quarter of 2010, the Company is no longer adjusting its GAAP revenues to give pro forma effect to gains/losses in its NYX shares due to the fact that the Company sold approximately 2.1 million of its 3.1 million previously-owned NYX shares, leaving the Company with approximately 1.0 million NYX shares. Therefore, the adjustments that reflected the loss in the Company’s NYX shares that were made in the Company’s earnings release for the third quarter of 2009 have been removed from this Regulation G reconciliation of non-GAAP financial measures. In the earnings release for the third quarter of 2009, the Company had adjusted reported revenues by a gain of $5.1 million and a loss of $31.9 million for the three and nine months ended September 30, 2009, respectively, to reflect the fair value of the Company’s NYX shares in those periods. These adjustment amounts are removed in this earnings release to enable the reader to compare similar measures in each period.

The following is a reconciliation of U.S. GAAP results from continuing operations to our pro-forma results from continuing operations for the periods presented:

	Three Months Ended September 30,
	2010			2009
	Amounts as reported	(1) Adjustments	Pro forma amounts	Amounts as reported	(1) Adjustments	Pro forma amounts
Revenues, net of interest expense, from continuing operations	$(3,576)	$—	(3,576)	$9,155	$—	9,155
Total expenses	14,258	—	14,258	28,301	—	28,301

(Loss) income before (benefit) provision for income taxes	(17,834)	—	(17,834)	(19,146)	—	(19,146)
(Benefit) provision for income taxes	(7,385)	—	(7,385)	(7,720)	—	(7,720)

(Loss) income from continuing operations	$(10,449)	$—	$(10,449)	$(11,426)	$—	$(11,426)

Basic per share	$(0.25)	$—	$(0.25)	$(0.21)	$—	$(0.21)
Diluted per share	$(0.25)	$—	$(0.25)	$(0.21)	$—	$(0.21)

	Nine Months Ended September 30,
	2010			2009
	Amounts as reported	(1) Adjustments	Pro forma amounts	Amounts as reported	(1) Adjustments	Pro forma amounts
Revenues, net of interest expense, from continuing operations	$16,420	$—	16,420	$11,654	$—	11,654
Total expenses	61,721	(7,192)	54,529	75,444	762	76,206

(Loss) income before (benefit) provision for income taxes	(45,301)	7,192	(38,109)	(63,790)	(762)	(64,552)
(Benefit) provision for income taxes	(17,480)	2,877	(14,603)	(26,196)	(305)	(26,501)

(Loss) income from continuing operations	$(27,821)	$4,315	$(23,506)	$(37,594)	$(457)	$(38,051)

Basic per share	$(0.62)	$0.10	$(0.52)	$(0.67)	$(0.01)	$(0.68)
Diluted per share	$(0.62)	$0.10	$(0.52)	$(0.67)	$(0.01)	$(0.68)

(1)	Expense adjustment reflects the (income) expense associated with early extinguishment of the Company’s debt in accounting period.